Exhibit 10.8

Execution Version

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (as amended from time to time, this “Agreement”), dated as of December 21, 2023, by and among Global Gas Holdings LLC, a Delaware limited liability company (the “Company”), Global Gas Corporation, a Delaware corporation and the sole managing member of the Company (“PubCo”), and the holders of Units (as defined below) and shares of Class B Common Stock (as defined below) from time to time party hereto (each, a “Holder”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to provide for the exchange of Units together with shares of Class B Common Stock for shares of Class A Common Stock (as defined below), in each case, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

Section 1.01 Definitions.

(a) The following terms shall have the following meanings for the purposes of this Agreement:

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or Regulatory Agency that is binding upon or applicable to such Person or its assets, as amended unless expressly specified otherwise.

“Board” means the board of directors of PubCo.

“Business Day” means a day, other than a Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required by Applicable Law to close.

“Cash Exchange Payment” means an amount in U.S. dollars equal to the product of (x) the number of applicable Paired Interests, (y) the then-applicable Exchange Rate and (z) the Class A Common Stock Value (determined by treating the last full Trading Day that is immediately prior to the applicable Exchange Date as the final measurement date of such five-day period used to calculate the Class A Common Stock Value).

“Class A Common Stock” means Class A common stock, $0.0001 par value per share, of PubCo.

“Class A Common Stock Value” means with respect to any Exchange, the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the five consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the applicable measurement date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Class A Common Stock Value shall be determined in good faith by a majority of the disinterested members of the Board or a committee of disinterested directors of the Board.

“Class B Common Stock” means Class B common stock, $0.0001 par value per share, of PubCo.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations promulgated thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of the Code, as the same may be adopted.

“Deliverable Common Stock” means Class A Common Stock or the common stock then publicly listed and issued by PubCo.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Blackout Period” means (i) any “black out” or similar period under PubCo’s policies covering trading in PubCo’s securities to which the applicable Exchanging Holder is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Exchanging Holder to immediately resell shares of Class A Common Stock to be delivered to such Exchanging Holder in connection with a Share Settlement and (ii) the period of time commencing on (x) the date of the declaration of a dividend by PubCo and ending on the first day following (y) the record date determined by the Board with respect to such dividend declared pursuant to clause (x), which period of time shall be no longer than 10 Business Days; provided that in no event shall an Exchange Blackout Period which respect to clause (ii) of the definition hereof occur more than four times per calendar year.

“Exchange Date” means, in the case of any Unrestricted Exchange, the date that is five Business Days after the date the Exchange Notice is given pursuant to Section 2.01(b), unless the Exchanging Holder submits a written request to extend such date and PubCo in its sole discretion agrees in writing to such extension, and in any other case, the Quarterly Exchange Date; provided, that if the Exchange Date for any Exchange with respect to which PubCo elects to make a Share Settlement would otherwise fall within any Exchange Blackout Period, then the Exchange Date shall occur on the next Business Day following the end of such Exchange Blackout Period.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Paired Interest is entitled to be Exchanged under this Agreement. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.03 of this Agreement.

“Exchanging Holder” means a Holder effecting an Exchange pursuant to this Agreement.

“Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, by and among the Company and each other party thereto, as amended from time to time.

“Lockup Agreement” means that certain Lockup Agreement, dated as of the date hereof, by and among PubCo, Sponsor and each other party thereto, as amended from time to time.

“Manager” has the meaning assigned to it in the LLC Agreement.

“Paired Interest” means one Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Section 2.03.

“Permitted Exchange Event” means any of the following events, which has or is occurring, or is otherwise satisfied, as of the Exchange Date:

(i) The Exchange is part of one or more Exchanges by a Holder and any related persons (within the meaning of Section 267(b) or 707(b)(1) of the Code) that is part of a “block transfer” within the meaning of Treasury Regulations Section 1.7704-1(e)(2) (for this purpose, treating PubCo as a “general partner” within the meaning of Treasury Regulations Section 1.7704-1(k)(1)),

(ii) The Exchange is in connection with a PubCo Offer; provided, that any such Exchange pursuant to this clause (ii) shall be effective immediately prior to the consummation of the closing of the PubCo Offer date (and, for the avoidance of doubt, shall not be effective if such PubCo Offer is not consummated), or

(iii) The Exchange is permitted by PubCo, in its sole discretion, in connection with circumstances not otherwise set forth herein, if PubCo determines, after consultation with Tax Counsel, that the Company would not reasonably be expected to be treated as a “publicly traded partnership” under Section 7704 of the Code (or any successor or similar provision) as a result of or in connection with such Exchange.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an incorporated or unincorporated association, a joint venture, a joint stock company or any other entity or body.

“Private Placement Safe Harbor” means the “private placement” safe harbor set forth in Treasury Regulations Section 1.7704-1(h)(1).

“PubCo Charter” means the Amended and Restated Certificate of Incorporation of PubCo, as the same may be further amended, restated, amended and restated, modified or supplemented from time to time.

“Purchase Agreement” means that certain Unit Purchase Agreement, dated as of May 14, 2023, by and among the PubCo, the Company and the other parties thereto, as the same may be amended, restated, supplemented or waived from time to time

“Quarterly Exchange Date” means, either (x) for each fiscal quarter, the first Business Day occurring after the 60th day after the expiration of the applicable Quarterly Exchange Notice Period or (y) such other date as PubCo shall determine in its sole discretion; provided, that (i) such date is at least 60 days after the expiration of the Quarterly Exchange Notice Period, (ii) PubCo shall use commercially reasonable efforts to ensure that at least one Quarterly Exchange Date occurs each fiscal quarter and (iii) PubCo shall not permit more than four Quarterly Exchange Dates to occur in a fiscal year unless advised by Tax Counsel that each Quarterly Exchange Date after the fourth Quarterly Exchange Date in a fiscal year would not reasonably be expected (at a “should” or higher level of confidence) to cause the Company to be treated as a “publicly traded partnership” under Section 7704 of the Code.

“Quarterly Exchange Notice Period” means, for each fiscal quarter, the period commencing on the third Business Day after the day on which PubCo releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of PubCo that may be applicable to a Holder (or such other date within such quarter as PubCo shall determine in its sole discretion) and ending five Business Days thereafter. Notwithstanding the foregoing, PubCo may change the definition of Quarterly Exchange Notice Period with respect to any Quarterly Exchange Notice Period scheduled to occur in a calendar quarter subsequent to the then-current calendar quarter if (x) the revised definition provides for a Quarterly Exchange Notice Period occurring at least once in each calendar quarter, (y) the first Quarterly Exchange Notice Period pursuant to the revised definition will occur no less than 10 Business Days from the date written notice of such change is sent to each Holder (other than PubCo) and (z) the revised definition, together with the revised Quarterly Exchange Date resulting therefrom, do not materially adversely affect the ability of Holders to exercise their Exchange rights pursuant to this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among PubCo, Sponsor and each other party thereto, as amended from time to time.

“Regulatory Agency” means the SEC, the Financial Industry Regulatory Authority, Inc., the Financial Services Authority, any non-U.S. regulatory agency and any other regulatory authority or body (including any state or provincial securities authority and any self-regulatory organization) with jurisdiction over the Company, PubCo or any of their respective Affiliates.

“Reorganization Documents” means the LLC Agreement, Lockup Agreement and Registration Rights Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Tax Counsel” means a nationally recognized law or accounting firm.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Units” has the meaning assigned to it in the LLC Agreement.

“Unrestricted Exchanges” means any Exchange that is in connection with a Permitted Exchange Event or that occurs during a taxable year in which the Company reasonably expects to satisfy the requirements of the Private Placement Safe Harbor.

(b) Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the LLC Agreement.

(c) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Cash Exchange Payment Notice	Section 2.02(e)
Company	Preamble
e-mail	Section 4.03
Exchange	Section 2.01
Exchange Agent	Section 2.02(a)
Holder	Preamble
Non-Foreign Person Certificate	Section 4.11(a)
Notice of Exchange	Section 2.02(a)
Permitted Transferee	Section 4.01
PubCo	Preamble
PubCo Offer	Section 2.04
Restricted Retraction Notice	Section 2.02(d)
Share Settlement	Section 2.01(b)

Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Except to the extent otherwise expressly provided herein, all references to any Holder shall be deemed to refer solely to such Person in its capacity as such Holder and not in any other capacity.

ARTICLE II

EXCHANGE

Section 2.01 Exchange of Paired Interests for Class A Common Stock. Subject to Sections 2.02 and 2.03, and to the provisions of the Purchase Agreement, LLC Agreement, PubCo Charter and the Lockup Agreement (including any “Lock-up Period” or transfer restrictions set forth in any of them), each Holder shall be entitled, upon the terms and subject to the conditions hereof, to surrender Paired Interests to the Company, for the account of either the Company or PubCo, in exchange (such exchange, an “Exchange”) for the delivery by the Company to such Holder, at the option of the Board (acting by a majority of disinterested members of the Board or a committee of disinterested directors of the Board), of:

(a) A Cash Exchange Payment by the Company; or

(b) a number of shares of Class A Common Stock distributed by the Company that is equal to the product of the number of Paired Interests surrendered multiplied by the Exchange Rate (a “Share Settlement”);

provided, that (i) any such Exchange is for a minimum of the lesser of (A) 100,000 Units (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) and (B) all of the Units held by such Holder and (ii) PubCo shall have the option following receipt of a Notice of Exchange from a Holder to effect a Cash Exchange Payment or Share Settlement, as applicable, directly with such Holder.

Section 2.02 Exchange Procedures; Notices and Revocations.

(a) Subject to Sections 2.02(b) and (c), a Holder may exercise the right to effect an Exchange as set forth in Section 2.01 by delivering a written notice of exchange in respect of the Paired Interests to be Exchanged substantially in the form of Exhibit A hereto (the “Notice of Exchange”), duly executed by such Holder, to PubCo and the Company at the address set forth in Section 4.03 during normal business hours, or if any agent for the Exchange is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent during normal business hours. If Units and/or the Class B Common Stock are then represented by certificates, certificate(s) representing at least the number of Units and/or Class B Common Stock being Exchanged, with instrument(s) of transfer reasonably acceptable to PubCo and the Company and executed in blank, shall be delivered by the Exchanging Holder to PubCo and the Company at the address set forth in Section 4.03 during normal business hours or to the offices of the Exchange Agent during normal business hours. If such certificates have been lost, the Exchanging Holder may deliver, in lieu of such certificate(s), an affidavit of lost certificates.

(b) A Holder may deliver a Notice of Exchange with respect to an Unrestricted Exchange at any time, and, in any other case, during the Quarterly Exchange Notice Period preceding the desired Exchange Date. A Notice of Exchange with respect to an Unrestricted Exchange may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the Class A Common Stock into which the Paired Interests are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which such Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with this Section 2.1, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), then the Exchange Date with respect to all Paired Interests which would be exchanged into shares of Class A Common Stock resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Paired Interests. Each of the Holders and PubCo agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Company.

(c) Notwithstanding anything to the contrary herein, to the extent that the Company is otherwise eligible for the Private Placement Safe Harbor in any taxable year, the Company and the Pubco shall use commercially reasonable efforts to restrict issuances of Units in an amount sufficient for the Company to continue to be eligible for the Private Placement Safe Harbor, and, to the extent that the Company or the Pubco determines that the Company does not meet the requirements of the Private Placement Safe Harbor at any point in any taxable year, the Company or the Pubco may impose such additional restrictions on Exchanges during such taxable year as the Company or the Pubco may determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code; provided, that the restrictions imposed pursuant to this sentence shall not apply to any Unrestricted Exchange. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of the Company or of the Pubco, such an Exchange would pose a material risk that the Company would be a “publicly traded partnership” under Section 7704 of the Code; provided, however, that this sentence shall not apply to prohibit a Block Transfer unless a change in applicable Law after the date of the signing of the Purchase Agreement modifies the application or availability of Treasury Regulations Section 1.7704-1(e)(2).

(d) Revocation by Holders. An Exchanging Holder may elect to retract its Notice of Exchange with respect to an Unrestricted Exchange by giving written notice of such election to PubCo and the Company no later than one Business Day prior to the Exchange Date. Subject to the last two sentences of this Section 2.02(d), if, in the case of an Exchange that is not an Unrestricted Exchange, the Class A Common Stock Value (determined by treating the last full Trading Day that is three Business Days immediately prior to the applicable Exchange Date as the final measurement date of such five-day period used to calculate the Class A Common Stock Value) decreases by more than 10% from the Class A Common Stock Value (determined by treating the last full Trading Day that is immediately prior to the date of delivery the applicable Notice of Exchange as the final measurement date of such five-day period used to calculate the Class A Common Stock Value), the Exchanging Holder may elect to retract its Notice by giving written notice of such election (a “Restricted Retraction Notice”) to PubCo and the Company no later than three Business Days prior to the Exchange Date. The giving of any notice pursuant to this Section 2.1(d) shall terminate all of the Exchanging Holder’s, PubCo’s and the Company’s rights and obligations under this Article II arising from such retracted Notice of Exchange (but not, for the avoidance of doubt, from any Notice of Exchange not retracted or that may be delivered in the future). An Exchanging Holder may deliver a Restricted Retraction Notice only once in every 12-month period (and any additional Restricted Retraction Notice delivered by such Exchanging Holder within such 12-month period shall be deemed null and void ab initio and ineffective with respect to the revocation of the Exchange specified therein). An Exchanging Holder who revokes an Exchange pursuant to a Restricted Retraction Notice may not participate in the Exchange to occur on the next Quarterly Exchange Date immediately following the Quarterly Exchange Date with respect to which the Restricted Retraction Notice pertains.

(e) PubCo shall provide notice to the Exchanging Holder of its intention to consummate an Exchange through a Cash Exchange Payment on the third Business Day immediately following the receipt of a Notice of Exchange (a “Cash Exchange Payment Notice”). If PubCo does not timely deliver a Cash Exchange Payment Notice, then PubCo shall be deemed to have elected the Share Settlement method under Section 2.01(b).

(f) Each Exchange shall be deemed to be effective immediately prior to the close of business on the Exchange Date, and, unless such Exchange is to be settled with a Cash Exchange Payment, the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) shall be deemed to be a holder of Deliverable Common Stock from and after the effectiveness of the Exchange. As promptly as practicable on or after the Exchange Date, (i) if the Exchange is to be settled with a Share Settlement, then PubCo shall deliver or cause to be delivered to the Exchanging Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) the number of shares of Deliverable Common Stock, deliverable upon such Exchange, registered in the name of such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued) or (ii) if the Exchange is to be settled with a Cash Exchange Payment, then PubCo shall deliver or caused to be delivered to the Exchanging Holder (or such other Person(s) as may be directed by such Exchanging Holder) the Cash Exchange Payment as promptly as practicable (but not later than five Business Days) after the Exchange Date. To the extent any Deliverable Common Stock is settled through the facilities of DTC, PubCo, will, subject to Section 2.02(i) below, upon the written instruction of an Exchanging Holder, deliver or cause to be delivered the shares of Deliverable Common Stock deliverable to such Holder (or other Person(s) whose name or names in which the Deliverable Common Stock is to be issued), through the facilities of DTC, to the account of the participant of DTC designated by such Holder.

(g) Subject to Section 2.02(h), the shares of Deliverable Common Stock issued upon an Exchange shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(h) If (i) any shares of Deliverable Common Stock may be sold pursuant to a registration statement that has been declared effective by the SEC, (ii) all of the applicable conditions of Rule 144 are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, PubCo, upon the written request of the Holder thereof shall promptly provide such Holder or its respective transferees, without any expense to such Persons (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Holder shall provide PubCo with such information in its possession as PubCo may reasonably request in connection with the removal of any such legend.

(i) PubCo, the Company and each exchanging Holder shall bear their own respective expenses in connection with the consummation of any Exchange by such Holder, whether or not any such Exchange is ultimately consummated; provided, however, that the Company will pay any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange, and the Company shall bear any expenses attributable to consultations with or advice received by the Company or PubCo from Tax Counsel; provided, further, that if any shares of Deliverable Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange (or DTC or its nominee for the account of a participant of DTC that will hold the shares for the account of such Holder), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to PubCo or the Company, as applicable, the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of PubCo and the Company that such tax has been paid or is not payable.

(j) Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be void ab initio), and PubCo and the Company shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if PubCo or the Company shall reasonably determine that such Exchange (i) would be prohibited by any Applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this subsection Section 2.02(j) shall not limit PubCo or the Company’s obligations under Section 2.06(c), (ii) would not be permitted under (x) the LLC Agreement, (y) other agreements with PubCo, the Company or any of their respective controlled Affiliates to which such Exchanging Holder may be party or (z) any written policies of PubCo, the Company or any of the Company’s subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel to which the Exchanging Holder is subject or (iii) would require regulatory approval but such approval has not been obtained; provided, that, PubCo and the Company shall, at the request of any Holder, use their reasonable best efforts to make any applicable regulatory filings as promptly as practicable following the receipt of a Notice of Exchange from such Holder. Upon such determination, PubCo or the Company (as applicable) shall notify the Holder requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored. Notwithstanding the foregoing, PubCo and the Company shall not enter into any agreement if a principal purpose of such agreement is to restrict or otherwise impair in any material respect the Holders’ rights to consummate Exchanges.

Section 2.03 Adjustment.

(a) The Exchange Rate shall be adjusted accordingly if there is any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an Exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such Exchanging Holder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.03(a) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of PubCo or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

(b) This Agreement shall apply to the Paired Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Holder and his or her or its Permitted Transferees.

Section 2.04 Tender Offers and Other Events with Respect to PubCo. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders and approved by the Board or is otherwise effected or to be effected with the consent or approval of the Board, the Holders of Paired Interests shall be permitted to participate in such PubCo Offer by delivery of a Notice of Exchange (which Notice of Exchange shall be effective immediately prior to the consummation of such PubCo Offer (and, for the avoidance of doubt, shall be contingent upon the consummation of such PubCo Offer and not be effective if such PubCo Offer is not so consummated)). In the case of a PubCo Offer proposed by PubCo, PubCo will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Holders of Paired Interests to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence (and without limiting the ability of any Holder to Exchange Paired Interests at any time pursuant to the terms of this Agreement), PubCo will use its reasonable best efforts expeditiously and in good faith to ensure that such Holders may participate in each such PubCo Offer without being required to Exchange Paired Interests. For the avoidance of doubt, in no event shall the Holders of Paired Interests be entitled to receive in such PubCo Offer aggregate consideration for each Paired Interest that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a PubCo Offer.

Section 2.05 Listing of Deliverable Common Stock. If the Class A Common Stock is listed on a national securities exchange, PubCo shall use its reasonable best efforts to cause all Class A Common Stock issued upon an Exchange to be listed on the same national securities exchange upon which the outstanding Class A Common Stock may be listed or traded at the time of such issuance.

Section 2.06 Deliverable Common Stock to be Issued; Class B Common Stock to be Cancelled.

(a) PubCo shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon Exchange of all then-outstanding Paired Interests; provided, that nothing contained herein shall be construed to preclude PubCo or the Company from satisfying its obligations in respect of an Exchange by delivery of shares of Deliverable Common Stock that are held in the treasury of PubCo or any of its subsidiaries or by delivery of purchased shares of Deliverable Common Stock (which may or may not be held in the treasury of PubCo or any subsidiary thereof). PubCo and the Company represent, warrant and covenant that all shares of Deliverable Common Stock issued upon an Exchange will, upon issuance thereof, be validly issued, fully paid and non-assessable.

(b) When a Paired Interest has been Exchanged in accordance with this Agreement, (i) the share of Class B Common Stock constituting a component of such Paired Interest shall be cancelled by PubCo and (ii) the Unit constituting a component of such Paired Interest shall be deemed transferred from the Exchanging Holder to PubCo.

(c) Subject to the terms of the Registration Rights Agreement, PubCo and the Company covenant and agree to deliver shares of Deliverable Common Stock, if requested, pursuant to an effective registration statement with respect to any Exchange to the extent that a registration statement is effective and available for such shares with respect to such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration statement has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Holders requesting such Exchange, PubCo and the Company shall use reasonable best efforts to promptly facilitate such Exchange pursuant to an available exemption from such registration requirements.

(d) PubCo agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, PubCo of equity securities of PubCo (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of PubCo for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of PubCo, including any director by deputization. The authorizing resolutions shall be approved by either PubCo’s Board or a committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 under the Exchange Act) of PubCo.

Section 2.07 Distributions. No Exchange shall impair the right of the Exchanging Holder to receive any distributions payable on the Units that are to be exchanged in respect of a record date that occurs prior to the Exchange Date for such Exchange. No adjustments in respect of dividends or distributions on any Unit will be made on the Exchange of any Paired Interest, and if the Exchange Date with respect to a Unit occurs after the record date for the payment of a dividend or other distribution on Units but before the date of the payment, then the registered Holder of the Unit at the close of business on the record date will be entitled to receive the dividend or other distribution payable on the Unit on the payment date notwithstanding the Exchange of the Paired Interests or a default in payment of the dividend or distribution due on the Exchange Date, and, for the avoidance of doubt, no Exchanging Holder shall have the right to receive any distributions (including tax distributions) on any exchanged Unit with a record date that occurs from and after any Exchange Date. For the avoidance of doubt, no Exchanging Holder shall be entitled to receive, in respect of a single record date, distributions or dividends both on Units exchanged by such Holder and on shares of Deliverable Common Stock received by such Holder in such Exchange.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of PubCo and of the Company.

(a) Each of PubCo and the Company represents and warrants that (i) it is a corporation or limited liability company duly incorporated or formed, as applicable, and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate or limited liability company power, as applicable, and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of PubCo, to issue the Deliverable Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including, in the case of PubCo, the issuance of the Deliverable Common Stock) have been duly authorized by all necessary corporate or limited liability company action on its part, as applicable, and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Each of PubCo and the Company represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Manager) under this Agreement and covenants that, except as expressly permitted by this Agreement, the LLC Agreement or the Stockholder Agreement, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 3.02 Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally. Additionally, each Holder, severally and not jointly, represents and warrants that it is aware of the restrictions on Transfer (as defined in the LLC Agreement) contained in Article X of the LLC Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Additional Holders.

(a) To the extent that a Holder validly transfers any or all of such Holder’s Paired Interests to another Person in a transaction in accordance with, and not in contravention of, the LLC Agreement or the Registration Rights Agreement, as applicable, then such transferee (each, a “Permitted Transferee”) shall have the right, in connection with such transaction, to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder.

(b) To the extent the Company issues additional Units, then any holder of such Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holder hereunder; provided, however, that PubCo may delay the initial exercisability of the Exchange right by such new Holder to the extent PubCo in its sole discretion deems appropriate to facilitate compliance with the Securities Act.

Section 4.02 Further Assurances. Each party hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of PubCo and the Company, may be necessary or advisable to carry out the intent and purposes of this Agreement.

Section 4.03 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. All such notices, requests and other communications to any party hereunder shall be given to such party as follows:

(a) if to PubCo or the Company to:

Global Gas Corporation

c/o Dune Acquisition Corporation

700 S. Rosemary Avenue, Suite 204

West Palm Beach, FL 33401

Attention: Carter Glatt

Telephone: (917) 742-1904

E-mail: carter@duneacq.com

with copies (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Jason D. Osborn

Facsimile: 212-294-4700

Email: JOsborn@winston.com

and

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention: Michael P. Heinz

Facsimile: 312-853-7036

Email: mheinz@sidley.com

(b) if to any other Holder, to the address and other contact information set forth in the records of PubCo or the Company from time to time, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 4.04 Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 4.05 Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts located in the State of Delaware or the Delaware Court of Chancery for the purpose of adjudicating any dispute arising hereunder. Each party hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court any objection to such jurisdiction, whether on the grounds of hardship, inconvenient forum or otherwise. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 4.03 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 4.05.

Section 4.06 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 4.07 Entire Agreement. This Agreement and, as applicable, the other Reorganization Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Nothing in this Agreement shall create any third-party beneficiary rights in favor of any Person or other party hereto.

Section 4.08 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.09 Amendment. This Agreement may only be amended or modified, in whole or in part, at any time and from time to time by a written instrument signed by (i) PubCo, (ii) the Company, (iii) the Holders of Units holding a majority of the then outstanding Units of the Company and (iv) Dune Acquisition Holdings LLC, a Delaware limited liability company (“Sponsor”), to the extent Sponsor is then a Holder. In the event that this Agreement is amended, whether or not the prior written consent of any Holder is required under the foregoing sentence, PubCo or the Company shall provide a copy of such amendment to all Holders. Notwithstanding anything to the contrary in this Agreement (including this Section 4.09), the execution and delivery of a joinder to this Agreement pursuant to Section 4.01 shall not require the consent of any Holder or any other party hereto and shall not be deemed to be an amendment or modification to this Agreement.

Section 4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law rules of such State that would result in the application of the laws of a jurisdiction other than the State of Delaware.

Section 4.11 Certain Tax Matters.

(a) Notwithstanding any other provision in this Agreement, the Company, PubCo and their agents and affiliates shall have the right to deduct and withhold taxes (including Class A Common Stock with a fair market value equal to the amount of such taxes) from any payments to be made pursuant to the transactions contemplated by this Agreement if, in their reasonable opinion, such withholding is required by law. The Company, PubCo and their agents and affiliates shall further be permitted to remit any such taxes to the relevant taxing authority. In connection with any Exchange, the Exchanging Holder shall, to the extent it is legally entitled to deliver such form, deliver to the Company or PubCo (as applicable) a certificate, dated on the applicable Specified Exchange Date, in a form reasonably acceptable to the Company or PubCo (as applicable), certifying as to such Exchanging Holder’s taxpayer identification number and that such Exchanging Holder is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable law) (such certificate a “Non-Foreign Person Certificate”). If an Exchanging Holder is unable to provide a Non-Foreign Person Certificate in connection with an Exchange, then such Exchanging Holder shall provide (i) the appropriate series of Internal Revenue Service Form W-8 and (ii) a certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(B) setting forth the liabilities of the Company allocated to the Units subject to the Exchange under Section 752 of the Code, and the Company or PubCo, as applicable, shall be permitted to withhold the required portion of the amount realized (as reasonably determined by the parties) by such Exchanging Holder in respect of such Exchange as provided in Section 1446(f) of the Code and any Treasury Regulations promulgated thereunder (including Proposed Treasury Regulations) and consistent with the certificate provided pursuant to clause (ii). Without limiting the foregoing, the Company and the Exchanging Holder shall reasonably cooperate upon the reasonable request of the other party to provide such certifications or other information that the Company or the Exchanging Holder (as applicable) is legally permitted to provide to the extent necessary to reduce or eliminate any withholding with respect to an Exchange. To the extent that any amount is deducted and withheld from any payments to be made pursuant to the transactions contemplated by this Agreement, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of the payments in respect of which such deduction and withholding was made.

(b) This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Treasury Regulation Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c). As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Units by a Holder to PubCo, and no party shall take a contrary position on any income tax return or amendment thereof. Within 30 days following the Exchange Date, PubCo shall deliver a notification to the Company in accordance with Treasury Regulations Section 1.743-1(k)(2).

Section 4.12 Independent Nature of Holders’ Rights and Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

Section 4.13 Specific Enforcement. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

PUBCO

GLOBAL GAS CORPORATION

By:	/s/ William Bennett Nance, Jr.
	Name:	William Bennett Nance, Jr.
	Title:	Chief Executive Officer

COMPANY

GLOBAL GAS HOLDINGS LLC

By:	Dune Acquisition Corporation
By:	Its Sole Member

By:	/s/ Carter Glatt
	Name:	Carter Glatt
	Title:	Chief Executive Officer

[Signature Page to the Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

HOLDERS

WILLIAM BENNETT NANCE, JR.

By:	/s/ William Bennett Nance, Jr.

SERGIO MARTINEZ

By:	/s/ Sergio Martinez

BARBARA GUAY MARTINEZ

By:	/s/ Barbara Guay Martinez

[Signature Page to the Exchange Agreement]

EXHIBIT A

[FORM OF]

NOTICE OF EXCHANGE

[●]

Attn: [●]

Email: [●]

Reference is hereby made to the Exchange Agreement, dated as of December 21, 2023 (as amended from time to time, the “Exchange Agreement”), by and among Global Gas Holdings LLC, a Delaware limited liability company (the “Company”), Global Gas Corporation, a Delaware corporation (“PubCo”), and the holders of Units (as defined therein) and shares of Class B Common Stock (as defined therein) from time to time party hereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers to PubCo (or the Company, if applicable) effective as of the Exchange Date and, in the case of a contingent exchange, subject to the occurrence of the contingency set forth below, the number of shares of Class B Common Stock plus Units set forth below (together, the “Paired Interests”) in Exchange for shares of Class A Common Stock (the “Deliverable Common Stock”) to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder:	[ ]

Address:	[ ]
[ ]
[ ]

Number of Paired Interests to be Exchanged:	[ ]

Timing / Contingent Exchanges (complete either (a) or (b))

(a) Exchange Date: [                            ]

(b) If Exchange is contingent upon the occurrence of any event pursuant to Section 2.02(d), please describe such contingency: [                                 ]

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Notice of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Notice of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Paired Interests subject to this Notice of Exchange are being transferred to PubCo (or the Company, if applicable) free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Paired Interests subject to this Notice of Exchange is required to be obtained by the undersigned for the transfer of such Paired Interests to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of PubCo or the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to PubCo (or the Company, if applicable) the Paired Interests subject to this Notice of Exchange and to deliver to the undersigned the shares of Deliverable Common Stock to be delivered in Exchange therefor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of December 21, 2023 (as amended from time to time, the “Agreement”), by and among Global Gas Holdings LLC, a Delaware limited liability company (the “Company”), Global Gas Corporation, a Delaware corporation (“PubCo”), and the holders of Units (as defined therein) and shares of Class B Common Stock from time to time party hereto (each, a “Holder”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Units, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to PubCo, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.02 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by PubCo and by the Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:	[ ]

Address for Notices:	[ ]
[ ]
[ ]
With Copies to:	[ ]
[ ]
[ ]

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned.

By:
Name:
Title:

B-2